EXHIBIT  EX-2.2
                                      AGREEMENT AND

                             CERTIFIED BOARD RESOLUTION OF

                                  BOARD OF DIRECTORS

                                  OF PROVANTAGE, INC.

          RESOLVED:

          I. That Manhattan Transfer Registrar Co. of New York, N.Y. be and hereby is appointed Transfer Agent and Registrar of the common stock of this Corporation.

          II. That the Transfer Agent and Registrar be and hereby is authorized to issue, register and counter-sign certificates of said stock of this Corporation in such names and for such numbers of shares up to the full amount of such stock which is authorized and unissued, and deliver such certificates as may be directed by resolution of the Board of Directors or by written order of the President or a Vice-president or Assistant Secretary or Treasurer and an opinion of counsel in form and substance satisfactory to it and such other documentation as it may require.

          III. That the Transfer Agent and Registrar be and hereby is authorized to accept for transfer and registration any outstanding certificates of said stock of the Corporation properly endorsed and stamped as required by law, and to issue, register and countersign new certificates for a like number of the same class of stock in place thereof and to deliver such new certificates.

          IV. That the said Transfer Agent and Registrar may use its own judgment on matters affecting its shares hereunder and shall be liable only for its own willful default or negligence, and that this Corporation indemnifies and holds harmless the said Transfer Agent and Registrar for each act done by it in good faith in reliance upon any instrument or stock certificate believed by it to be genuine and to be signed, countersigned or executed by any person or persons authorized to sign, countersign or execute the same.

          V. That any certificates of the said stock issued, registered and countersigned by the Transfer Agent and Registrar shall bear the actual or facsimile signature of the present or any future President or Vice-president and Secretary or Assistant Secretary and the actual or facsimile seal of this Corporation. Should any officer die, resign or be removed from office prior to the issuance of any certificates of stock which bear his signature, the Transfer Agent and Registrar may continue, until written notice to the contrary is received, to issue and register such certificates and for the stock certificates of this Corporation notwithstanding such death, resignation or removal and such certificates when issued and registered shall continue to be and to constitute valid certificates of stock of the Corporation.

          VI. The Transfer Agent and Registrar shall issue and register a new certificate or certificates of said stock in lieu of lost, destroyed or stolen certificate or certificates of such stock upon the order of the Corporation, evidenced by a certified copy of a resolution of the Board of Directors, or written direction of the President or a Vice-president or Secretary or Treasurer,

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          and upon the giving of a  bond satisfactory to the Transfer Agent and Registrar, protecting it from any loss.

          VII. That the Transfer Agent and Registrar is authorized and directed to open and maintain such ledgers and other books and to keep such records as may be required or deemed advisable in the performance of its agency.

          VIII. That this appointment and the authorizations in these resolutions contained shall cover and include and additional shares of said class of stock which may hereafter be authorized by this Corporation.

          IX. That when certificates of this Corporation's stock shall be presented to it for transfer and registration, the Transfer Agent and Registrar is hereby authorized to refuse to transfer and register the same until it is satisfied that the requested transfer is legally in order, and that this Corporation shall indemnify and hold harmless the Transfer Agent and Registrar and the Transfer Agent and Registrar shall incur no liability for the refusal, in good faith, to make transfer which it, in its judgment, deems improper or unauthorized. The Transfer Agent and Registrar may rely upon the Uniform Commercial Code and generally accepted industry practice in effecting transfers, or delaying or refusing to effect transfers.

          X. That when the said Transfer Agent and Registrar deems it expedient it may apply to this Corporation, or the counsel for the Corporation, or to its own counsel for instructions and advice, that this Corporation will promptly furnish or will cause its counsel to furnish such instructions and advice, and for any action taken in accordance with such instruction or advice, or in case such instructions and advice shall not be promptly furnished as required by this resolution, this Corporation will indemnify and hold harmless said Transfer Agent and Registrar from any and all liability, including attorneys fees and court costs. The Transfer Agent and Registrar may, at its discretion, but shall have no duty to prosecute or defend any action or suit arising out of authorizations hereby granted unless this Corporation shall, when requested, furnish it with funds or the equivalent to defray the costs of such prosecution or defense.

          XI. That the said Transfer Agent and Registrar may deliver from time to time at its discretion, to this Corporation, for safekeeping or disposition by the Corporation in accordance with law, such records accumulated in the performance of its duties as it may deem expedient, and this Corporation assumes all responsibility for any failure thereafter to produce any paper, record or document so returned if, and when, required.

          XII. That the Corporation shall indemnify and hold harmless said Transfer Agent and Registrar from any and all liability, including attorneys fees and court costs, for any action taken by the Transfer Agent and Registrar in connection with its appointment and conduct as Transfer Agent and Registrar, except for said agent s own willful misconduct or negligence, and shall at the request of said Registrar and Transfer Agent, defend any action brought against the agent hereunder.

          XIII. That the Transfer Agent and Registrar is authorized to forward certificates of Stock, Script and Warrants of this Corporation issued on transfer or otherwise by first class mail

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          under a  blanket bond  of indemnity  covering the  non-receipt of such Stock, Script and Warrants by any of the stockholders of this Corporation, in which bond this Corporation and the Transfer Agent and Registrar are directly or indirectly named as obliges. That in the event of non-receipt by any stockholder of this Corporation of Certificates of Stock, Script and Warrants so mailed, the Transfer Agent and Registrar is authorized to issue and register new certificates of said Stock, Script and Warrants for a like amount in place thereof, upon receipt from the stockholders of an affidavit and proof of loss provided for under said blanket bond and the issuance by the Surety Company of an assumption of the loss under said blanket bond, all without further action or approval of the Board of Directors or the officers of this Corporation.

          XIV. That the proper officers of this Corporation be and they hereby are authorized and directed to deliver to the Transfer Agent and Registrar a sufficient supply of blank stock certificates and to renew such supply from time to time upon request of the Transfer Agent and Registrar and to pay the Transfer Agent and Registrar its prevailing fees and reimburse it for disbursements incurred by it when and as the same are billed to this Corporation which, to the event such fees and disbursements remain unpaid, hereby grants to eh Transfer Agent and Registrar a lien on the books, records and other property of this Corporation in the custody or possession of the Transfer Agent and Registrar.

          XV. That the Transfer Agent and Registrar is hereby authorized without any further action on the part of this Corporation to appoint a successor Transfer Agent and Registrar any corporation or company which may succeed to the business of the Transfer Agent or Registrar by merger, consolidation or otherwise (such corporation or company being hereafter called the Successor the Successor to have the same authority and appointment contained in this resolution as if this Corporation itself had appointed it Transfer Agent and Registrar. The Successor shall, when appointed, be the Agent of this Corporation and not an Agent of Manhattan Transfer Registrar Co.

          XVI. That the Secretary or Assistant Secretary be and hereby are instructed to certify a copy of these resolutions under the seal of this Corporation and lodge the same with Manhattan Transfer Registrar Co., together with such certified documents, opinions of counsel, certificates, specimen signatures of officers and information as the Manhattan Transfer Registrar Co. may require, it being understood and agreed that Manhattan Transfer Registrar Co. shall be fully protected and held harmless for the failure of this Corporation to give proper and sufficient notice of such change.

          XVII. That this document, when executed by the Corporation, shall constitute the full agreement between it and Manhattan Transfer Registrar Co. and shall not be amended or modified except in writing signed by both parties.

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          XVIII.  This agreement shall be interpreted under the laws of the
          State of New York.
          Certificate of Secretary


          I, Jerry Poore, Secretary of ProVantage, Inc. a corporation duly and validly existing under the laws of the State of Florida do hereby certify:

          A. That the foregoing is a true copy of a certain Resolution duly adopted, in accordance with the By-Laws, by the Board of Directors of the said Corporation, at and recorded in the minutes of a meeting of the said Board duly held on June 11, 1996, and of the whole of the said Resolution, and that the said Resolution has not been recorded or modified.

          B.    That, accompanying this Certificate are:

                1. A copy of the Charter or Certificate of Incorporation of the said Corporation, with all amendments to date, duly certified under official seal by the State Officer having custody of the original thereof;

                2. A true and complete copy of the By-laws of the said Corporation, as at present in force;

                3. A signature card bearing the name and specimen signatures of all the officers of the said Corporation;

                4. Specimens of certificates of each denomination and class of stock of the said Corporation in the form adopted by the said Corporation and;

                5. An opinion by counsel for the Corporation covering validity of the outstanding shares referred to in the aforementioned Resolution and their resolution or exemption from registration under the Securities Act of 1933 as amended.

          C.    That the total authorized stock of the said Corporation is:
          100,000,000  shares,  divided   into  80,000,000      Common  and
          20,000,000   Preferred.

          That of the said authorized stock, there are now issued:

          380,000 Shares of Common Stock of .0001 par Value each and zero Shares of Preferred Stock of .0001 par Value that such issue has been duly authorized and that all of the said shares are fully paid.

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          D.     That the following  data are true and correct with respect to the said Corporation:

          Names of Officers             Addresses

          President   Clark Vaught   2610 W. Verbena Ave.,  Tucson, AZ 85705

          Vice-President          N/A

          Secretary   Jerry Poore    4951 E. Grant Rd. Tucson, AZ 85712

          Treasurer   Jerry Poore     (above)

          Counsel     David Levinson/
                      Venable B.H.&C. 1201 New York Ave., Suite 1000, Washington, D.C. 20005

          Address of  the Corporation     2610 W. Verbena  Ave., Tucson, AZ
          85705

               In Witness Whereof, I have hereunto set my hand, and affixed the seal of the said Corporation, this 11th Day of June 1996.


          (Corporate Seal)___________________________________

          Agreed To and Accepted Manhattan Transfer Registrar Company

          (Corporate Seal)By  Hector Cruz

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